Exhibit 23




                 Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-43765, 333-43767, 333-43769, 333-53309, 333-53333, 333-53337 and 333-99317), on Form S-3
(Nos. 333-31043, 333-93769 and 333-103392), and on Form S-4 (No. 333-
60809) of UniSource Energy Corporation of our report dated February 6, 2003 relating to the financial statements and financial statement schedule, which appear in this Form 10-K. We also consent to the incorporation by reference in Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-65143) of Tucson Electric Power Company of our report dated February 6, 2003 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.




PricewaterhouseCoopers LLP
Los Angeles, California
March 6, 2003